UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 10, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 10, 2008, Force Protection, Inc. (the “Registrant”) amended each of the following leases (collectively, the “Leases,” and each a “Lease”) among the Registrant, Aerospace/Defense, Inc. (the “Landlord”) and Force Protection Industries, Inc., a wholly-owned subsidiary of the Registrant:

1.               Fourth Amended and Restated Industrial Lease (covering certain premises within Building No. 1) effective as of July 1, 2007;

2.               Office Lease dated June 1, 2005 (covering a portion of the Office Area in Building No. 1) last amended by First Amendment to Office Lease effective as of July 1, 2007;

3.               Industrial Lease dated July 13, 2004 (covering a portion of Building No. 2) last amended by Fourth Amendment to Lease effective as of November 1, 2007;

4.               Industrial Lease dated September 2, 2003 (covering Building No. 3) last amended by Second Amendment to Lease effective as of July 1, 2007; and

5.               Ground Lease dated February 1, 2007 (covering the Ground Lease on which Building No. 6 has been built) last amended by First Amendment to Ground Lease effective as of July 1, 2007.

The amendment for each Lease provides for the extension of the initial term of each Lease to January 14, 2009.  The Registrant may extend its option to renew the Lease by notice in writing to the Landlord served at least six (6) months and not more than twelve (12) months prior to the end of the initial term.   As a result, the Registrant must serve notice in writing to the Landlord no later than July 14, 2008 in order to exercise its option to extend the initial term for any Lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: January 14, 2008
/s/ Lenna Ruth Macdonald
(Signature)

Name: Lenna Ruth Macdonald
Title: Co-General Counsel